 As filed with the Securities and Exchange Commission on May 8, 2001 Registration No. 333- ===========================================================================================================================

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIOS INC.

(Exact name of registrant as specified in its charter) Delaware SCIOS INC. 95-3701481 (State or Other Jurisdiction 820 West Maude Avenue (I.R.S. Employer of Incorporation or Organization) Sunnyvale, California 94085 Identification Number)

(408) 616-8200

(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

SCIOS INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

John H. Newman

Senior Vice President

SCIOS INC.

749 N. Mary Avenue

Sunnyvale, California 94085

(408) 616-8200

(Name, address, including ZIP code, and telephone number, including area code, of agent for service) Copy to: Kimberly L. Wilkinson, Esq. LATHAM & WATKINS 505 Montgomery Street, Suite 1900 San Francisco, California 94111 (415) 391-0600
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                                                              Proposed Maximum      Proposed Maximum
        Title of Securities to             Amount to be        Offering Price      Aggregate Offering       Amount of
            be Registered                 Registered(1)         Per Share (2)           Price(2)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 Par Value         375,000 shares           $24.34              $9,127,500             $2,282
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Company's Common Stock to eligible employees. On May 8th of each year hereafter, the number of shares reserved for issuance under the Plan shall be automatically increased by the lesser of: (i) 200,000 shares; (ii) one percent (1%) of the Company's outstanding shares on May 8th of each year; or (iii) such lesser amount determined by the Company's Board of Directors. 375,000 shares are being registered hereunder. (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), as amended, and is based on the average ($24.34) of the high ($25.42) and low ($23.25) sale prices of the Common Stock, as reported on The Nasdaq National Market on May 4, 2001. Proposed sale to take place as soon as practical after the Registration Statement becomes effective. =========================================================================================================================== PART I Item 1. Plan Information Not required to be filed with this Registration Statement. Item 2. Registrant Information and Employee Plan Annual Information Not required to be filed with this Registration Statement. PART II Item 3. Incorporation of Documents by Reference The following documents filed by Scios Inc., a Delaware corporation (the "Company" or the "Registrant"), under the Securities Exchange Act of 1934, as amended, with the SEC are incorporated herein by reference. (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 30, 2001; (b) The description of our Common Stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 1990, including any subsequently filed amendments and reports updating such description; and (c) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since December 31, 2000. In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Item 4. Description of Securities Not applicable. Item 5. Interests of Named Experts and Counsel Not applicable. Item 6. Indemnification of Directors and Officers Under Section 145 of the General Corporation Law of the State of Delaware (DGCL), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Article IV of our Amended and Restated Certificate of Incorporation, as amended, provides that we will indemnify our directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payments or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with our directors, we are obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless our directors, from and against all expense, liability and loss reasonably incurred or suffered by such directors. Item 7. Exemption from Registration Claimed Not applicable. Item 8. Exhibits The following documents are filed as part of this Registration Statement: Exhibit Number Description -------------- ----------- 4.1 Scios Inc. 2001 Employee Stock Purchase Plan. 5.1 Opinion of Latham & Watkins regarding the legality of securities registered. 23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1). 23.2 Consent of PricewaterhouseCoopers LLP. 24.1 Powers of Attorney (included in the signature page to this Registration Statement). Item 9. Undertakings (a) We hereby undertake: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement. (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. SIGNATURES Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 8th day of May, 2001. SCIOS INC. By: ----------------------------------------------------- Richard B. Brewer President and Chief Executive Officer POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Scios Inc., a Delaware corporation, do hereby constitute and appoint Richard B. Brewer and John H. Newman, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts. IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature                                          Title                                          Date
---------                                          -----                                          ----
/s/ Richard B. Brewer                              President and Chief Executive Officer   May 8, 2001
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Richard B. Brewer                                  (Principal Executive Officer)

/s/ David W. Gryska                                Senior Vice President, Finance and
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David W. Gryska                                    Chief Financial Officer                 May 8, 2001
                                                   (Principal Accounting Officer)

/s/ Donald B. Rice                                 Chairman of the Board                   May 8, 2001
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Donald B. Rice
/s/ Samuel H. Armacost                             Director                                May 8, 2001
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Samuel H. Armacost
/s/ Randal J. Kirk                                 Director                                May 8, 2001
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Randal J. Kirk
/s/ Charles A. Sanders                             Director                                May 8, 2001
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Charles A. Sanders
/s/ Solomon H. Snyder                              Director                                May 8, 2001
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Solomon H. Snyder
/s/ Burton E. Sobel                                Director                                May 8, 2001
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Burton E. Sobel
/s/ Eugene L. Step                                 Director                                May 8, 2001
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Eugene L. Step

EXHIBIT 4.1

SCIOS INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

The Scios Inc. 2001 Employee Stock Purchase Plan has been established and operated in accordance with the following provisions. 1. Purpose. The purpose of this Plan is to maintain a competitive equity compensation program to attract, ------- motivate, retain, and compensate present and future employees of the Company and its Participating Subsidiaries; and to provide incentive for such employees to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock, and therefore more closely align the interests of the employees and shareowners of the Company. It is the intention of the Company that this Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of this Plan will, accordingly, be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. 2. Definitions. Capitalized terms not otherwise defined in this Plan have the following meanings: ----------- "Agent" means E*Trade or such successor agent as the Company may employ. "Board" means the Board of Directors of the Company. "Code" means the Internal Revenue Code of 1986, as amended. "Common Stock" means the Common Stock of the Company. "Company" means Scios Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise. "Compensation" means all cash compensation paid to an Employee by the Company or a Participating Subsidiary, including all salary, wages (including amounts elected to be deferred by the Employee, but would otherwise have been paid, under any cash or deferred arrangement established by the Company or a Participating Subsidiary), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee; but excluding the cost of employee benefits paid by the Company or a Participating Subsidiary, education or tuition reimbursements, imputed income arising under any Company or Participating Subsidiary group insurance or benefit program, travel expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or any Participating Subsidiary under any employee benefit plan, and similar items of compensation. "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee will not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Participating Subsidiary, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. "Contributions" means all amounts credited to the account of a Participant pursuant to this Plan. "Employee" means any person, including an Officer, who is customarily employed by the Company or any Participating Subsidiary for at least twenty (20) hours per week and for more than five (5) months in any calendar year. "Eligible Employee" means an Employee who is eligible to participate in this Plan, in accordance with the provisions of Section 3. --------- "Enrollment Date" means the first day of each Enrollment Period of this Plan. "Enrollment Period" for an Offering Period means the period commencing on the May 1 or November 1 preceding such Offering Period and terminating on the fifth (5th) Trading Day prior to the first calendar day of such Offering Period, during which an Eligible Employee may elect to become a Participant in this Plan for such Offering Period. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Exercise Date" means a Purchase Date of an Offering Period. "Fair Market Value" means the fair market value of a share of Common Stock, as determined in accordance with Section 7(b). ------------ "Grant Date" means the first Trading Day of an Offering Period. "New Exercise Date" has the meaning set forth in Section 18(b). ------------- "Offering Period" means one of the following periods during which an option granted pursuant to this Plan may be exercised: (a) The period commencing on any June 1 and terminating on the last Trading Day preceding the twelve-month anniversary of the commencement of such period. (b) The period commencing on any December 1 and terminating on the last Trading Day preceding the twelve-month anniversary of the commencement of such period. Notwithstanding the foregoing, the initial Offering Period under the Plan shall commence on May 16, 2001 and shall terminate on the last Trading Day preceding June 1, 2002. "Officer" means a person who is an officer of the Company, within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the relevant date, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Participant" means an Eligible Employee who has elected to participate in the Plan, in accordance with the provisions of Section 5. --------- "Participating Subsidiary" means, on the relevant date, any Subsidiary designated by the Board. The Board shall designate from among the Subsidiaries, as determined from time to time, the "Participating Subsidiaries," and may designate, or terminate the designation of, a Subsidiary without the approval of the stockholders of the Company. "Plan" means this Scios Inc. 2001 Employee Stock Purchase Plan. "Purchase Dates" mean, with respect to an Offering Period, the last Trading Days in May and November occurring during such Offering Period. "Reserves" has the meaning set forth in Section 18(a). ------------- "Securities Act" means the Securities Act of 1933, as amended. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, on the relevant date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Trading Day" means a day on which the National Stock Exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading. 3. Eligibility. ----------- (a) Any Employee who has been continuously employed by the Company or a Participating Subsidiary who is employed by the Company or a Participating Subsidiary on the fifth Trading Day preceding the first day of an Offering Period will be eligible to participate in this Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code. --------- (b) Any provisions of this Plan to the contrary notwithstanding, (i) no Employee will be granted an option under this Plan if immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or any Parent; or (ii) as determined under Section 423(b)(8) of the Code, an option granted to an Employee under this Plan shall not permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries and Parents to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. 4. Implementation. This Plan will be implemented by a series of Offering Periods, as specified under -------------- Section 2. The Board will have the power to change the duration and/or the frequency of Offering Periods and Exercise --------- Dates with respect to future offerings without shareholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Exercise Date to be affected. 5. Participation. ------------- (a) An Eligible Employee may become a Participant in this Plan for any Offering Period by enrolling during the Enrollment Period of such Offering Period; provided, however, that, to become a Participant in this Plan during the Enrollment Period for such Offering Period, an Eligible Employee must complete the written or electronic form of subscription agreement provided by the Company during such Enrollment Period. Each Eligible Employee who enrolls during the Enrollment Period of an Offering Period and who is employed by the Company or a Participating Subsidiary on the first Trading Day of such Offering Period shall be granted an option with respect to such Offering Period in accordance with Section 7(b) and shall participate in such Offering Period. Each election to enroll in this Plan will ------------ identify the percentage of the Participant's Compensation to be paid as Contributions by payroll deduction pursuant to this Plan (as provided in Section 6), and will continue in effect until the Participant makes a new enrollment election --------- pursuant to the provisions of this Section 5, or amends or terminates his or her participation in this Plan pursuant to --------- the provisions of Sections 6 and 10. ----------------- (b) A Participant who has been granted an option with respect to an Offering Period in accordance with this Section 7 and is participating in such Offering Period may not enroll in any subsequent Offering Period, unless --------- such subsequent Offering Period commences after the end of the Offering Period in which such Participant is participating, or the Offering Period in which such Participant is participating terminates in accordance with Section -------- 5(c) and such Participant is automatically enrolled in a Reset Offering Period. ---- (c) If the Fair Market Value of a share of Common Stock on the Grant Date of an Offering Period (the "Reset Offering Period") is less than or equal to the Fair Market Value of a share of Common Stock on the Grant Date of any prior Offering Period, such prior Offering Period shall terminate immediately following the Purchase Date of the prior Offering Period preceding the Grant Date of the Reset Offering Period. All Participants participating in such prior Offering Period shall terminate participation in such prior Offering Period, and all options with respect to such prior Offering Period shall terminate, effective immediately following the purchases of shares of Common Stock by such Participants on such Purchase Date. Each such Participant who is eligible to participate in the Reset Offering Period shall be automatically enrolled in the Reset Offering Period and shall be granted an option for such Reset Offering Period and shall be treated as electing to make Contributions in the amount of the percentage of such Participant's Compensation elected with respect to the prior Offering Period and in effect on such Purchase Date. Any Contributions credited to such Participant's account after such Participant's purchase of shares of Common Stock on the Purchase Date of the prior Offering Period will be paid to him or her as soon as administratively practicable after such termination of participation; provided, however, that, if such remaining Contributions are insufficient to purchase a full share of Common Stock, such Contributions will be carried over and remain credited to such Participant's account. 6. Method of Payment of Contributions. ---------------------------------- (a) A Participant will elect to deduct automatically on each payday during an Offering Period not less than one percent (1%) nor more than fifteen percent (15%) (in whole percentages only) of his or her Compensation, to be paid as Contributions pursuant to this Plan. Such deductions shall be determined based on the Participant's election in effect on the payday on which such Compensation is paid. Payroll deductions will commence on the first payday following the Grant Date and shall end on the last payday during the Offering Period, unless (i) the Participant's participation in such Offering Period terminates pursuant to Section 5(c) or (ii) the Participant amends or terminates ------------ his or her participation in this Plan pursuant to the provisions of Sections 6 and 10 of the Plan. All payroll ------------------ deductions made by a Participant will be credited to his or her account under this Plan. A Participant may not make any additional payments into such account. (b) A Participant may discontinue his or her participation in this Plan as provided in Section 10 ---------- or, at any time during each Offering Period, may increase or decrease the rate of his or her Contributions by payroll deductions to any whole percentage of not less than one percent (1%) and not more than fifteen percent (15%), or may suspend Contributions by payroll deductions, by making a Contribution increase, decrease or suspension request. A Participant's election to suspend Contributions during an Offering Period shall not limit such Participant's right to resume payroll deductions at a later date during the Offering Period by electing an increase in Contributions to any whole percentage of not less than one percent (1%) and not more than fifteen percent (15%). The increase, decrease or suspension in Contributions will be effective as soon as administratively practicable following the date of the Contribution increase, decrease or suspension request. (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), the Company may reduce a Participant's rate of Contributions to zero at such time during any ------------- Offering Period. Payroll deductions will re-commence at the rate provided by the Participant in his or her subscription agreement to the extent such Contributions may be applied to purchase shares of Common Stock in accordance with Code Section 423(b)(8) and Section 3(b) and the Plan, unless terminated by the Participant as provided in Section 10. ------------ ---------- 7. Option Grants. ------------- (a) On the Grant Date of each Offering Period, each Participant in such Offering Period will be granted an option to purchase, on each Exercise Date of such Offering Period, a number of shares of Common Stock determined by dividing such Participant's Contributions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; and, provided, however, that such Participant may not purchase more than 2,000 shares of Common Stock under such option; provided, further, that such Participant may not purchase more than 1,000 shares of Common Stock under such option on any Purchase Date; and, provided, further, that such purchases will be subject to the limitations set forth in Section 3(b) and Section 12. ------------ ---------- (b) The option price per share of the shares offered in a given Offering Period will be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date; or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date. The Fair Market Value of a share of Common Stock on a given date will be determined by the Board in its discretion, based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share will be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported in The Wall Street Journal. 8. Exercise of Option. ------------------ (a) Unless a Participant withdraws from this Plan as provided in Section 10, his or her option to ---------- purchase shares of Common Stock will be exercised automatically on each Exercise Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder will be deemed to be transferred to the Participant on the Exercise Date. During his or her lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her. (b) Following the purchase of shares of Common Stock by a Participant on an Exercise Date in accordance with subsection (a) above, any Contributions remaining in such Participant's account immediately following the purchase of shares on such Exercise Date shall be returned to the Participant as soon as administratively practicable and in no event shall such remaining Contributions be applied towards the purchase of shares of Common Stock by such Participant on any subsequent Exercise Date; provided, however, that, if such remaining Contributions are insufficient to purchase a full share of Common Stock, such Contributions will be carried over and remain credited to such Participant's account. 9. Deposit of Shares. As promptly as practicable after each Exercise Date, the Company will arrange for ----------------- the deposit, into each Participant's account with the broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option. 10. Voluntary Withdrawal; Termination of Employment. ----------------------------------------------- (a) A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account under this Plan at any time before the tenth (10th) calendar day prior to an Exercise Date, by notifying the Company in writing or electronically on a form provided by the Company for such purpose. All of the Participant's Contributions credited to his or her account will be paid to him or her as soon as administratively practicable after receipt of his or her notice of withdrawal; the Participant's option for the current Offering Period will be automatically terminated; and no further Contributions for the purchase of shares will be made during the Offering Period. (b) Upon termination of a Participant's Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, the Contributions credited to his or her account will be returned to the Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and the ----------- Participant's option will be automatically terminated. (c) A Participant's withdrawal from this Plan during an Offering Period will not have any effect upon his or her eligibility to participate in this Plan during any succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company. 11. Interest. No interest will accrue on the Contributions of a Participant in this Plan. -------- 12. Common Stock. ------------ (a) The maximum number of shares of the Company's Common Stock that will be made available for sale under this Plan will be 175,000 shares, plus an annual increase to be added on each anniversary date of the adoption of the Plan during the term of the Plan equal to the least of (i) 200,000 shares, (ii) one percent (1%) of the Company's outstanding shares on such anniversary date or (iii) a lesser amount determined by the Board, in each case subject to adjustment upon changes in capitalization of the Company, as provided in Section 18. Such shares may be newly issued ---------- shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the limitation set forth above. If the total number of shares that would otherwise be subject to options granted pursuant to Section 7(a) on the Grant Date of an Offering Period exceeds the number of shares ------------ then available under this Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as will be practicable and as it will determine to be equitable. In such event, the Company will give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and will similarly reduce the rate of Contributions, if necessary. (b) Participants will have no interests or voting rights in Common Stock covered by their options until such options have been exercised. (c) Shares to be delivered to a Participant under this Plan will be registered in the name of the Participant. 13. Administration. The Board, or a committee appointed by the Board, will supervise and administer this -------------- Plan and will have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with this Plan, to construe and interpret this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. 14. Designation of Beneficiary. -------------------------- (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective. (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. 15. Transferability. Neither Contributions credited to a Participant's account nor any rights with regard --------------- to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the ---------- Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10. ---------- 16. Use of Funds. All Contributions received or held by the Company under this Plan may be used by the ------------ Company for any corporate purpose, and the Company will not be obligated to segregate such Contributions. No interest will accrue or be credited with respect to such Contributions. 17. Reports. Individual accounts will be maintained for each Participant in this Plan. Statements of ------- account will be made available to Participants either in electronic or written format by the Agent or Company promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any. 18. Adjustments Upon Changes in Capitalization; Corporate Transactions. ------------------------------------------------------------------ (a) Adjustment. Subject to any required action by the shareowners of the Company, the number of ---------- shares of Common Stock covered by each option under this Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under this Plan that has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected, without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an option. (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the ----------------------- Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under this Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board will notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section, an option granted under this Plan will be ----------- deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and, if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation. 19. Amendment or Termination. ------------------------ (a) The Board may at any time terminate or amend this Plan; provided, however, that (i) the Company will obtain shareowner approval of any amendment that would increase the number of shares of Common Stock that may be issued under the Plan or would make a change in the designation of corporations whose employees may be offered options under this Plan; (ii) except as provided in Section 18, no such termination may affect options previously granted, nor ---------- may an amendment make any change in any option theretofore granted that adversely affects the rights of any Participant; and (iii) to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company will obtain shareowner approval in such a manner and to such a degree as so required. (b) Without shareowner consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its committee) will be entitled to change the Offering Periods and Exercise Dates, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with this Plan. 20. Notices. All notices or other communications by a Participant to the Company under or in connection ------- with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. 21. Conditions Upon Issuance of Shares. Shares will not be issued with respect to an option unless the ------------------------------------- exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. 22. Term of Plan; Effective Date. This Plan will become effective upon its approval by the shareowners of ------------------------------ the Company. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 19. ---------- 23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and --------------------------------------- the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and such options will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. 24. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Participating Subsidiary) ---------------------------- will have equal rights and privileges under this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations. * * * * * * * I hereby certify that the Scios Inc. 2001 Employee Stock Purchase Plan was adopted by the Board of Directors of Scios Inc. on March 2, 2001. Executed at Sunnyvale, California on this 25th day of April, 2001. /s/ John H. Newman -------------------------------------------- Secretary * * * * * * * I hereby certify that the Scios Inc. 2001 Employee Stock Purchase Plan was approved by the shareholders of Scios Inc. on May 8, 2001. Executed at Sunnyvale, California on this 8th day of May, 2001. /s/ John H. Newman -------------------------------------------- Secretary

EXHIBIT 5.1

[Letterhead of LATHAM & WATKINS]

May 8, 2001 Scios Inc. 820 West Maude Avenue Sunnyvale, California 94085 Re: Registration Statement on Form S-8 ---------------------------------- Ladies and Gentlemen: In connection with the registration of 375,000 shares of common stock of the Company, par value $0.001 per share (the "Shares"), issuable under the Company's Employee Stock Purchase Plan (the "Plan"), under the Securities Act of 1933, as amended (the "Act"), by Scios Inc., a Delaware corporation (the "Company"), on Form S-8 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable. We consent to your filing this opinion as an exhibit to the Registration Statement. Very truly yours, /s/ Latham & Watkins

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2001, except for Note 18b as to which the date is March 27, 2001, relating to the consolidated financial statements, which appears in Scios Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP San Jose, California May 8, 2001